EXHIBIT A
                        TO THE CMS AUTHORIZATION LETTER
                                    BETWEEN
                      FIRST TRUST EXCHANGE-TRADED FUND VI
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                          Dated as of August 30, 2016


The following is a list of Funds / Portfolios that have subscribed to the BBH&Co. Cash Management Service (CMS).

               First Trust NASDAQ Technology Dividend Index Fund
                   Multi-Asset Diversified Income Index Fund
            International Multi-Asset Diversified Income Index Fund
                          First Trust High Income ETF
                            First Trust Low Beta ETF
                First Trust NASDAQ Rising Dividend Achievers ETF
                     First Trust Dorsey Wright Focus 5 ETF
                       First Trust RBA Quality Income ETF
            First Trust RBA American Industrial Renaissance(TM) ETF
              First Trust International Dorsey Wright Focus 5 ETF
                 First Trust Dorsey Wright Dynamic Focus 5 ETF
                        First Trust Nasdaq Oil & Gas ETF
                     First Trust Nasdaq Food & Beverage ETF
                         First Trust Nasdaq Retail ETF
                          First Trust Nasdaq Bank ETF
                     First Trust Nasdaq Transportation ETF
                     First Trust Nasdaq Pharmaceuticals ETF
                      First Trust Nasdaq Semiconductor ETF




IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.


FIRST TRUST EXCHANGE-TRADED FUND VI

BY: /s/ James M. Dykas
    ----------------------------
NAME: James M. Dykas
TITLE: President and CEO
DATE: August 30, 2016